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                                                                    EXHIBIT 23.5



                                AWARENESS LETTER



Securities and Exchange Commission


450 Fifth Street, N.W.


Washington, D.C. 20549



Re:  Titanium Metals Corporation
     Registration on Form S-1 (File No. 333-2940)



Gentlemen:



     We are aware that our report, which includes a legend as described therein, dated May 6, 1996, on our review of the unaudited consolidated interim financial information of Titanium Metals Corporation as of March 31, 1996 and for the three-month periods ended April 2, 1995 and March 31, 1996, is included in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





                                      /s/ COOPERS & LYBRAND L.L.P.
                                          COOPERS & LYBRAND L.L.P.



Denver, Colorado


May 8, 1996